Exhibit (b)(2)

CONFORMED COPY

AMENDMENT dated as of September 30, 2002 (this “Amendment”) to the 364-Day Credit Agreement dated as of January 25, 2002 (as amended, restated or otherwise supplemented from time to time, the “364-Day Credit Agreement”) and the Three-Year Credit Agreement dated as of January 25, 2002 (as amended, restated or otherwise supplemented from time to time, the “Three-Year Credit Agreement”, and together with the 364-Day Credit Agreement, the “Credit Agreements”), in each case among SUNGARD DATA SYSTEMS, INC., a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), JPMORGAN CHASE BANK, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent for the Lenders, and FIRST UNION NATIONAL BANK, ABN AMRO BANK, N.V. and FLEET NATIONAL BANK, as Co-Documentation Agents for the Lenders.

A.    The Borrower has requested that the Lenders amend the Credit Agreements so as to provide the Borrower with the ability to make up to $15,000,000 of loans to its existing customers outside the ordinary course of business, which loans are currently prohibited by the terms of Section 6.06 of each Credit Agreement.

B.    The undersigned Lenders are willing to agree to such amendments, on the terms, subject to the conditions and to the extent set forth herein.

In consideration of the premises and the agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1.    Definitions; References.    Unless otherwise specifically defined herein, each capitalized term used but not defined herein which is defined in the Credit Agreements shall have the meaning assigned to such term in the Credit Agreements.

SECTION 2.    Amendment of Section 6.06 of each Credit Agreement.    Pursuant to Section 9.02 of the Credit Agreements, effective as of the Effective Date (as defined in Section 4 hereof), the Lenders hereby amend and restate clause (g) of Section 6.06 of each Credit Agreement in its entirety as follows:

“(g)    loans or extensions of credit to customers; provided, however, that any such loans or extensions of credit made outside the ordinary course of business may not exceed $15,000,000 at any one time outstanding;”.

SECTION 3.    Representations and Warranties.    To induce the other parties hereto to enter into this Amendment, the Borrower represents to each of the Lenders and the Administrative Agent that, as of the Effective Date:

(i)    after giving effect to this Amendment, the representations and warranties of the Borrower set forth in the Credit Agreements are true and correct in all material respects on the date hereof with the same effect as if made on the Effective Date, except for representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct in all material respects as of such earlier date;

(ii)    after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under either Credit Agreement; and

(iii)    this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation the Borrower, enforceable against it in accordance with its terms.

SECTION 4.    Conditions to Effectiveness.    This Amendment shall become effective as of the date (the “Effective Date”) upon which (i) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders under each of the Credit Agreements and (ii) each Lender under each Credit Agreement that executes and delivers a copy of this Amendment at or prior to 12:00 noon, New York City time, on September 30, 2002 shall have received from the Borrower an amendment fee in an amount equal to .02% of such Lender’s outstanding Loans and unused Commitments under each Credit Agreement on such date; provided, that the Borrower shall not have liability for any amendment fee if this Amendment does not become effective.

SECTION 5.    Effect of Amendment.    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreements and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreements, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreements in similar or different circumstances. This Amendment shall apply and be effective with respect to the matters expressly referred to herein. After the Effective Date, any reference to either Credit Agreement shall mean such Credit Agreement, as modified hereby.

SECTION 6.    Applicable Law.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.    Costs and Expenses.    The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

SECTION 9.    Headings.    The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

SUNGARD DATA SYSTEMS, INC.,

by:	/s/ Michael J. Ruane
Name: Michael J. Ruane Title: Sr. Vice President & CFO

JPMORGAN CHASE BANK, individually and as Administrative Agent

by:	/s/ Thomas F. Conroy, Jr.
Name: Thomas F. Conroy, Jr. Title: Vice President

SIGNATURE PAGE TO AMENDMENT DATED AS OF SEPTEMBER 30, 2002 TO THE SUNGARD DATA SYSTEMS CREDIT AGREEMENTS EACH DATED AS OF JANUARY 25, 2002

ALLFIRST BANK,

by:	/s/ Theodore K. Oswald
Name: Theodore K. Oswald Title: Vice President

BANK OF AMERICA, N.A.,

by:	/s/ Kevin M. McMahon
Name: Kevin M. McMahon Title: Managing Director

BANK OF COMMUNICATIONS, NEW YORK BRANCH,

by:	/s/ Liu, Yuning
Name: Liu, Yuning Title: Deputy General Manager

BANK HAPOALIM, B.M.,

by:	/s/ James P. Surless
Name: James P. Surless
Title: Vice President

by:	/s/ Laura Anne Raffa
Name: Laura Anne Raffa
Title: Corporate Manager

BANK OF TOKYO-MITSUBISHI TRUST COMPANY,

by:	/s/ Spencer Hughes
Name: Spencer Hughes
Title: Vice President

BNP PARIBAS,

by:	/s/ Robert Mimaki
Name: Robert Mimaki
Title: Vice President

by:	/s/ Richard Ong Pho
Name: Richard Ong Pho
Title: Associate

CITIZENS BANK OF PENNSYLVANIA,

by:	/s/ W. Anthony Watson
Name: W. Anthony Watson Title: Vice President

FIFTH THIRD BANK,

by:	/s/ Christine L. Wagner
Name: Christine L. Wagner Title: Assistant Vice President

FLEET NATIONAL BANK,

by:	/s/ Kevin Tien
Name: Kevin Tien Title: Senior Associate

KEY CORPORATE CAPITAL INC.,

by:	/s/ Jeff Kalinowski
Name: Jeff Kalinowski Title: Vice President

MIZUHO CORPORATE BANK, LTD.,

by:	/s/ Andreas Panteli
Name: Andreas Panteli Title: Senior Vice President

NATIONAL AUSTRALIA BANK,

by:	/s/ Eduardo Salazar
Name: Eduardo Salazar Title: Director

NATIONAL CITY BANK,

by:	/s/ Tara M. Handforth
Name: Tara M. Handforth Title: Vice President

NORINCHUKIN BANK, NEW YORK BRANCH,

by:	/s/ Toshiyuki Futaoka
Name: Toshiyuki Futaoka Title: Joint General Manager

PB CAPITAL CORPORATION,

by:	/s/ Maria C. Levy
Name: Maria C. Levy Title: Vice President

by:	/s/ Tyler J. McCarthy
Name: Tyler J. McCarthy Title: Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION,

by:	/s/ Keith R. White
Name: Keith R. White Title: Vice President

THE BANK OF NEW YORK,

by:	/s/ Russell A. Burr
Name: Russell A. Burr Title: Senior Vice President

THE BANK OF NOVA SCOTIA,

by:	/s/ M. Kus
Name: M. Kus Title: Director

WACHOVIA BANK, NATIONAL ASSOCIATION, (formerly known as First Union National Bank),

by:	/s/ Anne L. Sayles
Name: Anne L. Sayles Title: Director